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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
of IBT Bancorp, Inc.

We consent to the incorporation by reference in the proxy statement-prospectus included in this Registration Statement on Form S-4 of IBT Bancorp, Inc. of our report dated January 21, 2000, which appears on page 6 of the 1999 Annual Report to Shareholders and which is incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 1999, and to the reference to our firm under the heading "Experts" in the proxy statement-prospectus.


                                             /s/ REHMANN ROBSON, P.C.


Saginaw, Michigan

July 12, 2000